UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 26, 2017

BROOKLINE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

131 Clarendon Street, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01. Regulation FD Disclosure.

Commencement of Public Offering of Common Stock

On April 26, 2017, Brookline Bancorp, Inc. (the “Company”) issued a press release announcing that it has commenced an underwritten public offering of its common stock (the “Offering”). The shares will be issued pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-197881). The Company intends to grant underwriters a 30-day option to purchase up to an additional 15% of the shares sold in the Offering. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01. Other Events.

On April 26, 2017, the Board of Directors of the Company issued a press release announcing its earnings for the quarter ended March 31, 2017.  Additionally, the Company announced the approval by its Board of Directors of a regular quarterly dividend of $0.09 per share payable on May 26, 2017 to stockholders of record on May 12, 2017.  A copy of that press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

99.1    Press release of Brookline Bancorp, Inc. reporting earnings and dividend approval, issued April 26, 2017

99.2    Press release of Brookline Bancorp, Inc. announcing public offering of common stock, issued April 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: April 26, 2017	By:	/s/ Carl M. Carlson
Carl M. Carlson
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc. reporting earnings and dividend approval, issued April 26, 2017
99.2	Press release of Brookline Bancorp, Inc. announcing public offering of common stock, issued April 26, 2017